Exhibit 10.9

                               SLM HOLDINGS, INC.

                              SUBSCRIBER AGREEMENT

      AGREEMENT made this ___ day of _____, 2006_ between SLM Holdings, Inc. ("SLM"), a New York corporation having offices located at 135 Pinelawn Road, Suite 130N, Melville, NY 11747 and JOSEPH STEVENS AND COMPANY, INC. ("the subscriber") with offices at 59 Maiden Lane, 32nd Fl. New York, NY 10038.

            WHEREAS, SLM owns and operates its proprietary "Broker's E-Vantage" sales data and lead management system and related software and documentation accessible by its customers via the Internet (the "System");

            WHEREAS, Subscriber desires to contract with SLM, and SLM desires to provide Subscriber with the use of and access to the System upon the terms and conditions set forth herein;

            NOW THEREFORE, the parties agree as follows:

      1. SERVICES TO BE PROVIDED. Subject to the terms and conditions set forth herein, SLM agrees to provide Subscriber with a non-exclusive limited license to use and access the System. The System presently provides the functions described on Schedule "A" annexed hereto and may be modified from time to time by SLM, at SLM's sole and exclusive discretion.

      2. CHARGES AND TERMS OF PAYMENT. In consideration of the use of and access to the System, Subscriber agrees to pay SLM the license fees and charges as set forth on Schedule B annexed hereto. In addition, Subscriber shall be responsible for payment of all Federal, state, and local taxes, if any, other than taxes assessed against SLM's income, and related equipment at Subscriber's premises. Invoices for Subscriber's use of and access to the System shall be calculated in accordance with the scheduled charges and shall be rendered monthly. Payment by Subscriber of applicable fees and charges will be due upon issuance of the invoice for such fees and charges. Additional fees, charges and other terms may apply in connection with the provision of new products or services offered by SLM, which shall be mutually agreed upon by the parties hereto.

      3. SUBSCRIBER DATA. In connection with Subscriber's use of the System, the parties acknowledge that SLM will collect from Subscriber certain data and information and maintain that data on its database (the "Data"). SUBJECT TO
SECTION 11(d) BELOW, ALL DATA AND RIGHTS THEREIN SHALL BE THE EXCLUSIVE PROPERTY OF SUBSCRIBER.

      4. ACCOUNT NUMBERS, USER I.D. CODES AND PASSWORDS. Subscriber will be assigned an account number to be used for billing purposes. User ID codes and associated passwords will be assigned to Subscriber and/or Subscriber's employees who Subscriber notifies SLM in writing are authorized to access the System. Subscriber and its employees may gain on-line access, via secure point-to-point connections, to the System by utilizing their User ID codes and passwords.

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If an authorized user ("User") becomes ineligible to access the system by virtue of the termination of such User's employment or for any other reason, Subscriber shall (i) promptly notify SLM of such termination; and (ii) terminate such employee's User ID code and password. SLM shall not be responsible for access to and/or reports ordered utilizing User ID codes and passwords by unauthorized Users. User ID codes and passwords may be changed in the sole discretion of SLM at any time.

      5. CERTIFICATION BY SUBSCRIBER. Subscriber expressly agrees and acknowledges the following:

            (a) In using any data, information, content or reports received by it as the result of the use of and access to the System, Subscriber expressly assumes all risks, known and unknown, relating thereto.

            (b) Subscriber will utilize all data, information, content and reports provided by SLM hereunder solely in connection with its lawful operations (including, without limitation, e-mail usage) and will not request or use such information for any purpose which may be prohibited by applicable law, rule or regulation. All such information shall be utilized and maintained by Subscriber in such manner as may be required by applicable laws, rules or regulations.

            (c) The System is designed to operate in conjunction with the hardware and connectivity specifications designated by SLM, which Subscriber acknowledges it is solely responsible to procure and maintain. The terminals or other equipment used to access the System will be operated only by authorized employees of Subscriber who have received sufficient training in the use and operation thereof and who are aware of the limitations and other provisions contained in this Agreement. Subscriber agrees to (i) take all reasonable measures to prevent unauthorized use of such terminal(s) or equipment and access to the System by any person other than authorized and designated operators, and
(ii) to establish, and enforce policies whereby its employees are forbidden to access the System except as provided for herein.

            (D) SLM SHALL, IN ITS FULLEST CAPACITY PROTECT ANY AND ALL PROPRIETARY DATA TO BE "HOUSED" ON THE SYSTEM BY THE SUBSCRIBER. SLM SHALL NOT AT ANY TIME HAVE ACCESS TO ANY PROPRIETARY SUBSCRIBER DATA UNLESS OTHERWISE SPECIFICALLY DIRECTED TO AFFECT THAT DATA BY THE SUBSCRIBER'S DELEGATED ADMINISTRATOR OR OFFICERS OF THE SUBSCRIBER. THE SUBSCRIBER ACKNOWLEDGES THAT ON OCCASION IT WILL BE NECESSARY FOR SLM TO PERFORM VARIOUS UPGRADES OR MAINTENANCE TO THE OVERALL SLM GENERAL SYSTEMS, SERVERS, DATABASES AND ITS NETWORKS. SLM REPRESENTS THAT IN NO WAY SHALL THE INTEGRITY OF A SUBSCRIBER'S PROPRIETARY DATABASE BE EFFECTED OR COMPROMISED DURING ANY OF THESE REQUIRED PLANNED OR UNPLANNED MAINTENANCE ACTIVITIES.

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            (e)   The System and all proprietary rights and intellectual
property rights relating to the System are the sole and exclusive property of SLM, and Subscriber shall have no claim relating thereto. Subscriber expressly acknowledges and agrees that SLM is and shall remain the exclusive owner of the System and all source code, object code, machine language, software, and all intellectual property rights, patent rights, trademarks, copyrights and trade secrets therein and associated therewith, and as may be associated with any other business owned or operated by SLM or its principals (collectively, the "SLM Intellectual Property").

      6. REPRESENTATIONS AND WARRANTIES OF SLM. SLM hereby represents and warrants to Subscriber as follows:

            (a) SLM is the owner of the System and has full right, power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The Intellectual Property rights utilized in connection with the System and performance of the Services hereunder do not violate any rights of any third party, and there is currently no actual or threatened suit by any such third party based on an alleged violation of such rights by SLM.

            (c) The System shall function substantially in accordance with the specifications set forth on Schedule A annexed hereto.

            (d) SLM shall issue a Warrant Agreement to the Subscriber in the amount of 250,000 Warrants to purchase SLM Holdings Inc. Common Stock at $0.40 cents per share or current Fair Market Value (FMV) for each warrant exercised. The Warrants will be vested immediately upon the signing of this Agreement. The Warrants will have a three year term. SLM is issuing these Warrants in exchange for the Subscribers permission to use some or all of the Subscriber's Users as candidates in extended "Beta-testing" and new product introduction scenarios.

            (e) SLM shall issue an additional Warrant Agreement to the Subscriber in the amount of 400,000 Warrants. The Warrants shall have the same strike price ($0.40) as the "Beta Warrant" but shall vest as follows;

200,000 Warrants vest on July 1, 2006 providing at least 100 of the Subscriber's Users have signed on for a one year term to SLMs TBeV web hosted software product.

200,000 additional Warrants vest on December 31, 2006 providing at least 200 of the Subscriber's Users have signed on for a one year term to SLMs TBeV web hosted software product.

In the event that these milestones are not reached than the Warrants shall vest at a rate of 1000 Warrants per signed User.

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      7.    REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber hereby represents and warrants to SLM as follows:

            (a) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Subscriber and does not violate any provision of applicable law, rule or regulation.

            (b) Subscriber shall make no claim nor assert any interest or right in the SLM Intellectual Property.

            (c) The Subscriber shall provide SLM a list of names of all branch managers and Registered Reps in each of the Subscribers offices for the sole purpose of soliciting SLM goods and service offerings. The list shall include all email addresses and phone numbers. The list will be updated at SLMs request no less than quarterly.

            (d) The Subscriber agrees to send out, from time to time, a marketing email whose author is a senior executive of the Subscriber. The emails will be prepared by SLM and approved by the Subscriber. The minimum anticipated schedule of this email will be monthly for six months following the initial implementation and then on a quarterly basis.

            (e) The Subscriber agrees to allow a senior executive of the Subscriber to join a "Road Show" to certain of the Subscribers offices along with representatives of SLM for the purpose of demonstrating the SLM software and initiating new users. SLM agrees to pay 100% of all costs associated with these presentations. A minimum of two "Road Shows" during the first year following implementation is expected.

            (f) The Subscriber shall insure that every user delegated for an implementation of TBeV have access to a PC that meet the minimum requirements as detailed in Schedule E of this Agreement.

      8.    CONFIDENTIAL INFORMATION.

            (a) Each party undertakes to retain in confidence the non-public terms of this Agreement and all other non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential or by nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential, and all copies thereof and notes relating thereto ("Confidential Information"); provided, however, that each party hereto may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by a party or its representatives in violation of this Agreement), (ii) is or becomes available to a party on a non-confidential basis from a source other than the other party or its representatives, provided that, to the receiving party's knowledge, such source was not prohibited from disclosing such information to such receiving party by a legal, contractual or fiduciary obligation owed to the other party,
(iii) was in a party's possession or knowledge prior to its being furnished

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by or on behalf of the party, prohibited from disclosing such information to such party by a legal, contractual or fiduciary obligation owed to the other party, (iv) is developed by the receiving party independently of any disclosure of such Confidential Information by the disclosing party; or (v) whose disclosure is required by applicable law, rule or regulation. Each party agrees not to disclose the other party's Confidential Information to any third party without the prior written consent of the disclosing party. A party's disclosure of Confidential Information as required by government or judicial order is not prohibited by this Agreement, provided that the disclosing party gives the other party prompt notice of such order and assists in the procurement of appropriate protective order (or equivalent) imposed on such disclosure. Nothing contained herein limits either party's right to develop products independently without the use of the other party's Confidential Information. Except as may otherwise be specified in a duly countersigned rider or amendment hereto, to the extent not inconsistent with this Section 8, the terms of any non-disclosure agreement(s) entered into between the parties prior to this Agreement expressly survive the execution of this Agreement and are deemed incorporated herein by reference.

            (b) Each party agrees that money damages would not be a sufficient remedy for any breach or threatened breach of this Section 8 by it and that the other party shall be entitled to equitable relief, including an injunction and specific performance, in the event of any such breach or threatened breach, in addition to all other remedies available at law or in equity without the necessity of posting any bond or other security or proving that monetary damages would be an inadequate remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity.

      9.    DISCLAIMERS AND LIMITATION OF LIABILITY

            (a) Subscriber expressly agrees that use of and access to the System is at Subscriber's sole risk. Neither SLM nor its affiliates, officers, directors, shareholders, employees or agents warrant that the System or any services rendered by SLM will be uninterrupted or error-free, nor do they make any warranty as to the results (including cost savings) that may be obtained from the use of the System or Services or as to the accuracy, reliability or currency of any data, information or content provided there from. THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE WARRANTIES, LIMITATIONS AND EXCLUSIONS SET FORTH IN THIS AGREEMENT (I) REPRESENT THE PARTIES' AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES AND THAT THE AMOUNTS PAYABLE BY SUBSCRIBER TO SLM PURSUANT TO THIS AGREEMENT REFLECT SUCH ALLOCATION OF RISK, WITHOUT WHICH NEITHER PARTY WOULD HAVE BEEN WILLING TO ENTER INTO THIS AGREEMENT; AND (II) FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

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            (b)   THE SYSTEM AND ANY SERVICES ARE PROVIDED BY SLM ON AN "AS IS"
AND "AS AVAILABLE" BASIS. OTHER THAN AS EXPRESSLY PROVIDED FOR HEREIN, SLM MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE OPERATION OF THE SYSTEM AND SERVICES OR THE DATA, INFORMATION, CONTENT, MATERIALS OR PRODUCTS OBTAINED THEREFROM. TO THE FULLEST EXTENT PERMISSIBLE BY APPLICABLE LAW, RULE, OR REGULATION, SLM DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES SHALL SLM, ITS AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO SUBSCRIBER OR ANY THIRD-PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS AND BUSINESS INTERRUPTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, ARISING IN ANY WAY FROM ANY PRODUCT OR SERVICE SOLD OR PROVIDED ON THE SLM SYSTEM, EVEN IF SLM IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL SLM'S LIABILITY EXCEED THE PRICE PAID BY SUBSCRIBER FOR THE USE OF AND ACCESS TO THE SYSTEM OR THE SERVICES. NO ORAL ADVICE OR WRITTEN INFORMATION GIVEN BY SLM OR ITS AFFILIATES, NOR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PROVIDERS, OR THE LIKE, SHALL CREATE A WARRANTY; NOR SHALL USER RELY ON ANY SUCH INFORMATION OR ADVICE.

            (c) Under no circumstances shall SLM be liable for any direct, indirect, incidental, special, or consequential damages that result from the use of or inability to use the System or any data, information or content obtained from the System that results from mistakes, omissions, interruptions, deletion of files or e-mail, errors, defects, viruses, delays in operation or transmission, or any failure of performance, whether or not resulting from acts of God, communications failure, theft, destruction, or unauthorized access to SLM's records, programs, or services. Subscriber hereby acknowledges that this paragraph shall apply to all data, information content, reports, and services available through the System.

      10.   INDEMNIFICATION.

            (a) Each party agrees to indemnify, defend, and hold harmless the other party, and its officers, directors, shareholders, employees, successors and assigns, from and against any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any breach of any representation, warranty or covenant set forth herein. In addition, Subscriber hereby agrees to indemnify, defend and hold SLM, its officers, directors, shareholders, employees, successors and assigns, harmless from and against any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the use and operation of the System, including, without limitation, the provision or transmission of any data, content, reports or services.

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            (b)   If either party requests indemnification hereunder
("Indemnified Party"), it will give notice to the party from which indemnification is requested ("Indemnifying Party") promptly after the receipt of any claim that may be indemnifiable hereunder and afford the Indemnifying Party the opportunity to control the defense and approve any compromise, settlement, litigation or other resolution or other disposition of such claim except that the Indemnifying Party will have reasonable approval as to any settlement, and if the Indemnifying Party unreasonably fails to approve any settlement, it will be responsible for any and all losses, liabilities, damages, costs and expenses (including without limitation reasonable outside attorneys' fees and expenses) in excess of and after the time of the proposed settlement. If the Indemnifying Party assumes control over an indemnified claim, the Indemnified Party may participate in such defense at its sole cost and expense and shall provide the Indemnifying Party with such reasonable cooperation and assistance as may be required in the defense of any such claim.

      11.   TERM AND TERMINATION.

            (a) TERM FOR INDIVIDUAL USERS. This Agreement shall become effective as of the date first written above ("Effective Date"). The contract shall have an initial term of ninety days. After the completion of the first ninety day period, provided written cancellation has not been delivered to SLM, the contract shall automatically renew every thirty days, for an additional thirty day increment.

            (b) TERMINATION FOR CAUSE. Notwithstanding the Term of this Agreement as provided in Section 11(a) above, this Agreement may be terminated at any time by either party in the event either party breaches any material provision of this Agreement, and such breach is not cured within ten (10) days following the breaching party's receipt of written notice of such breach from the non-breaching party. The termination right provided in this Section 11 is not exclusive of any remedies to which either party may otherwise be entitled in law or in equity in the event of a breach of this Agreement. At its own discretion, SLM may terminate this agreement in the event that the subscriber's account becomes, or is, delinquent by thirty or more days.

            (c) TERMINATION WITHOUT CAUSE. Following the completion of the first Contract Year of this Agreement, notwithstanding the foregoing, either party may terminate this Agreement with or without cause, at any time upon three
(3) months' prior written notice.

            (d) RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement by either party for any reason, each party shall promptly return all Confidential Information and equipment belonging to the other party provided that, notwithstanding anything contained herein to the contrary, that monies owed by subscriber are paid in full. In the event of termination by SLM due to non-payment by Subscriber of any monies owed hereunder, as defined herein, SLM and National Securities agree to binding mediation of the dispute in the state of NY.

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      12.   NOTICES. All notices and statements to be given under this Agreement shall be given in writing, derived by hand, overnight express or similar service (fee prepaid), or first class United States registered or certified mail with return receipt requested (postage prepaid), or facsimile to the following addresses (which may be changed by written notice according to the terms of this paragraph):

IF TO SLM:         SLM Holdings, Inc.
                   135 Pinelawn Road
                   Suite 130N
                   Melville, NY 11 747
                   Attn: Peter L. Cohen
                   Fax No.: (631)393-0153

                   With a copy to:

                   Arthur Marcus
                   600 Lexington Ave
                   New York, NY 10022
                   (212)752-9700

IF TO SUBSCRIBER:  Joseph Stevens and Company, Inc.
                   59 Maiden Lane, 32nd Fl.
                   New York, NY 10038
                   (212)361-3000
                   Fax (212) 361-3333


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All written notices and statements must be sent via overnight courier, certified or registered mail, facsimile, or personal delivery. Such correspondence shall be deemed given, delivered, received and effective upon personal delivery, the same day of sending by facsimile once confirmed, one calendar day after sending by overnight express or similar service, three calendar days after mailing by certified or registered United States mail, or at any point that the sender can produce proof of delivery (i.e. signed proof of delivery, provided by the USPS or overnight courier).

      13. HEADINGS. The paragraph and section headings used in this Agreement are for purposes of convenience only and shall not be deemed a part of this Agreement for purposes of construction or interpretation.

      14. ENTIRE AGREEMENT, AMENDMENT. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof, and all other prior agreements or understandings, written or verbal, are hereby superseded. This Agreement cannot be amended, waived or modified unless the parties so agree in a writing signed by both of the parties hereto.

      15. ASSIGNMENT. This Agreement and the rights and duties hereunder may not be assigned or delegated by either party without the prior written consent of the non-assigning party, except by SLM, in connection with a sale of it's entire business, whether such sale is accomplished by a transfer of substantially all of its assets, by merger or otherwise provided that any such assignee agrees in writing to be bound by the terms of this Agreement.

      16. NO PARTNERSHIP. Nothing contained herein shall constitute this arrangement to be a joint venture or a partnership between SLM and Subscriber.

      17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and are binding upon the parties hereto and their respective successors and permitted assigns.

      18. NO WAIVER. Failure on the part of either party to complain of any action or non-action of the other party shall not be deemed to be a waiver of any rights under this Agreement. No waiver of any of the provisions of this Agreement shall be deemed to be a waiver of other provisions of this Agreement, and a waiver at any time of the provisions of this Agreement shall not be construed as a wavier at any subsequent time of the same provisions.

      19. SEVERABILITY. If any term of this Agreement is held to be invalid or unenforceable, this Agreement shall be construed without such invalid or unenforceable term.

      20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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      21.   GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. Any and all actions arising out of the performance of this Agreement shall only be maintained in the appropriate Federal or State courts located in the State of New York, Counties of Nassau or Suffolk and the parties irrevocably consent to the exclusive jurisdiction of such courts. Subscriber expressly acknowledges and agrees that the pricing and other terms herein have been negotiated, set and calculated in reliance on Subscriber's agreement and willingness to be exclusively and irrevocably subject to the personal jurisdiction of the state and federal courts located in New York State, Counties of Nassau or Suffolk and that SLM would not enter into this Agreement absent such agreement by Subscriber.

JOSEPH STEVENS AND COMPANY INC.                              SLM HQLDINGS, INC.

By:  /s/ JOSEPH SOBARA                               By: /s/ JASON BISHARA
     -----------------                                    ---------------------
         JOSEPH SOBARA                                     JASON BISHARA


DATE                                                  DATE
     ---------------                                      ---------------------

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                                   SCHEDULE A

                     CUSTOM REGISTERED REPRESENTATIVE SET-UP

1.    Login Registration and password assignment - The TBeV system uses
      Verisign 128 bit encrypted SSL to assure the security of every user's data files.

2. Use of the SLM Lead Wizard for up to 10000 leads for each new user. - As a welcome to the system, SLM include for FREE, an initial database for every user to employ. This will allow the user to get comfortable with the powerful search, dialing and email tools associated with the system

3. Introductory Custom Flash campaign - SLM will include the colors, logos, word copy and other distinct identifying corporate information to allow your first impression with your prosects to be a lasting one.

4. Two digital photographs captured and uploaded - SLM will take or upload two personal photos of each user to be incorporated with the introductory email campaign. The photos will greatly personalize the presentation and help eliminate the "I just don't know you" rebuttal often heard when closing sales.

5. Custom digital resume' preparation and upload - Each user shall provide SLM with a completed, simple personal questionnaire which SLM will then customize into a professional looking resume.

6. On-site or Web based introductory tutorial and workshop - In most cases the SLM team of trained experts will be on site to work with users on a group and individual basis to make sure they have a clear working knowledge of the TBeV system. Additionally, every user will be assigned their own account manager. The manager is available to answer any questions and will regularly phone the users to make sure their experience with the system is all they expected. The account manager will also re-visit user locations when necessary or to advise users of new release features or specials.

7. Unlimited customer service - SLM will provide unlimited customer service via its 24 hour support line (1-866-SLM-LEAD). Sales support will be available from 8AM to 10PM Monday-Friday. After hours messaging is available 24/7 and the SLM customer service desk will return the call at the beginning of the next business day.

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8.    100mb storage (approximately 50,000 leads) per user - The TBeV system is designed to keep the user's data "fresh" and allows for the storage of 50,000 leads. Additional space is available for a fee. The user will be prompted to purge or download antiquated or unused data files to disk when full.

10. 100% Redundancy via failover co-location at Globix Inc - SLM has a state of the Art server array located at Globix worldwide in NYC. All data stored on any SLM servers are treated as "mission critical" data and subject to a daily backup to the SLM co-location servers located at the Globix facility in California.

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                                   SCHEDULE B

                                 FEES AND TERMS

1.    PERIOD AND RENEWAL OF CONTRACT

      (a) THIS MASTER CONTRACT IS FOR AN INITIAL PERIOD OF ONE YEAR. AFTER ONE YEAR, PROVIDED NO NOTICE OF CANCELLATION HAS BEEN PROVIDED BY SUBSCRIBER, THE TERM WILL BE THIRTY DAYS, WITH AUTOMATIC RENEWALS EVERY THIRTY DAYS THEREAFTER. (NOTE: INDIVIDUAL SUBSCRIBERS HAVE DIFFERENT CANCELLATION RIGHTS SET FORTH IN SECTION 11A OF THE SUBSCRIBER AGREEMENT.)

2.    MONTHLY SUBSCRIPTION FEE

      (a) $100.00/USER based on cost associated with current terminals. Payment of monthly subscription fee to commence 30 days from the date hereof. All payments are due within 30 days of billing date.

      (b) $50.00/USER Dialer License fee for unlimited use of the SLM auto-Dialer when connected to a local PBX.

3.    ONE TIME SET UP FEES

      (a) $200/USER set up fee - Includes on site CPU survey, Active -X load, all installation connections.

      (b) $280 BLACK BOX DIALER AND MODEM LEASE - Includes Installation and Unlimited use of the SLM dialer box and desktop modem.

      (c)   ONE TIME REBATE ON UP FRONT FEES *

              NUMBER OF USERS               REBATE TO SUBSCRIBER
              ---------------               --------------------
                   1-24                            $ 25.00
                  25-49                            $ 50.00
                  50-99                            $ 75.00
              100 and greater                      $100.00

      = Rebate on one time fees are subject to the signing of a minimum 100 Users by 7/1/2006

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4.    MONTHLY REBATE

                  SLM agrees to rebate $25.00 per month for every desktop. The rebate will appear as a monthly credit towards the total balance due to SLM.

5.    SECURITY DEPOSIT

            A security deposit in an amount equal to (0) months of subscription fees is due upon execution of this Agreement.

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                                   SCHEDULE C

                             THE BROKER'S e-VANTAGE
                             SERVICE LEVEL AGREEMENT

SERVICE LEVEL OVERVIEW

Sales Lead Management offers a single Service Level Agreement (SLA) that ensures 99.9% applications availability. This is achieved through a dedicated, monitored, maintained, and backed up data center environment providing:

1. Connectivity - SLM applications are connected to the Internet 24/7.

2. Hardware - 24/7 break fix time on all the server hardware.

3. Software - 24/7 break fix time for all applications, operating systems, and databases.

4. Customer Support - 24/7 availability.

CONNECTIVITY

Network integrity is maintained by utilizing proactive monitoring tools that consist of commercial off-the-shelf (COTS) hardware, software and port monitors along with proprietary application scripts provided by SLM. Our fault tolerant 24/7 managed network - ensures no single point of failure between our servers and the Internet backbone.

HARDWARE

SLM Data center server availability is maintained by a fault tolerant hardware infrastructure of load balanced symmetrical multi-processor (SMP) servers. The infrastructure provides a resilient and real time self-healing solution for highly available servers. All servers are configured with hard disc redundancy supporting either RAID-1 or RAID-5 array automatic real-time recovery in the event of a disc failure. Additionally, all of our servers are configured with power supply redundancy and are sourced by redundant power distribution systems backed up by both battery and diesel generators.

SOFTWARE

SLM software, complimented by our hardware infrastructure, is highly available. Transactions are distributed across our hardware infrastructure to ensure optimal performance and fault tolerance.

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

CUSTOMER SUPPORT

SLM Customer Support is available 24x7. Response time during standard business hours (Mon-Fri 8am-6pm EST) is 15-30 minutes depending on incident type, immediate. Off-hours support provides thirty (30) minute response time. All service incidents are documented, prioritized, and tracked through resolution. Internal SLA's ensure all incidents that are processed promptly and that our customers receive timely and accurate updates.

The range of expertise and experience available from within SLM ensures that our clients have a SLA which offers the level of systems, application, and customer support our customers expect. For customers requiring a custom or specialized Service Level Agreement, or who have other special requirements, SLM will work with our customers to provide the desired Service Levels.

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                             SERVICE LEVEL AGREEMENT

The Broker's e-Vantage System is used by NATIONAL SECURITIES CORPORATION to manage a comprehensive sales lead database and market various financial products using the SLM permission based email campaign manager. SLM guarantees that:

      a. The TBEV BROKER'S e-VANTAGE service will be available 99.9% of the time from MONDAY-FRIDAY FROM 8:00AM TO 8:00PM EST/EDT. Any individual outage in excess of SIX (6) HOURS of sum of outages exceeding SIX (6) HOURS per month will constitute a violation.

      b. Typically, 99% of TBEV BROKER'S e-VANTAGE transactions will exhibit THREE (3) SECONDS or less response time, defined as the interval from the time the user sends a transaction to the time a visual confirmation of transaction completion is received. EXCLUDED FROM THIS AGREEMENT ARE: (1) LEAD DATABASE QUERY TRANSACTIONS AND (2) TRANSACTION LATENCY DUE TO THE QUALITY OF SERVICE OF THE PUBLIC INTERNET. Missing the metric for business transactions measured over any business week will constitute a violation.

      c. The SLM Customer Support team will respond to service incidents that affect multiple users (TYPICALLY MORE THAN 10) within FIFTEEN (15) MINUTES, resolve the problem within TWO (2) HOURS, and update status every THIRTY (30) MINUTES. Missing any of these metrics on an incident will constitute a violation.

      d. The SLM Customer Support team will respond to service incidents that affect individual users within FIFTEEN (15) MINUTES, resolve the problem within ONE (1) HOUR, and update status every THIRTY (30) MINUTES. Missing any of these metrics on an incident will constitute a violation.

      e. The SLM Customer Support team will respond to non-critical inquiries within THIRTY (30) MINUTES, deliver an answer within THIRTY (30) MINUTES, and update status every THIRTY (30) MINUTES. Missing any of these metrics on an incident will constitute a violation. A non-critical inquiry is defined as a request for information that has no impact on the service quality if not answered or acted upon promptly.

MONTHLY VIOLATION AND ASSOCIATED PENALTIES

1 VIOLATION OF ANY SORT = 50% DISCOUNT ON THE MONTHLY FEE PER EACH AFFECTED DESKTOP.

2 VIOLATIONS OF ANY SORT (FOR MORE) = 100% DISCOUNT ON THE MONTHLY FEE OF EACH AFFECTED DESKTOP.

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                                   SCHEDULE D

                         CORPORATE ADMINISTRATION RIGHTS

NATIONAL SECURITIES CORPORATION shall elect an organizational "administrator" within its organization who will have the following entitlements when logged into The Broker's e-Vantage system under their authorized password:

      1. The ability to access Joseph Stevens and Company, Inc. records or databases 24/7 within the TBeV environment.

      2. The ability to create, modify, delete or assign passwords and usernames or provision new users among authorized users.

      3.    Add, delete or re-assign prospectors with the system.

      4.    The ability to re-assign leads or data between authorized users.

      5. The ability to run certain queries such as the number of dials made per rep or the ability to view the history of any file uploads.

      6.    Grant or deny access to compliant approved email presentations.

      7. Access any and all records entered and maintained by an authorized user(s).

      8. Enter or change text in certain editable tables (i.e. broker bios or client letters in parts of email messages.)

      9. All uploads of data shall be delivered to SLM in excel (.xls) or comma separated text file (.csv) format at the direction of the organization administrator. All uploads (excluding the SLM Lead Wizard or other data files purchased through SLM) are subject to a standard upload fee of .01 cent per record.

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                                   SCHEDULE E
                      TBEV DESKTOP AND NETWORK REQUIREMENTS

In order to run TBeV, the following minimum requirements must be met. Recommended requirements are also listed for optimal performance of this application.

                     HARDWARE/SOFTWARE/NETWORK CONFIGURATION

---------------------------------------------------------------------------------------
                            MINIMUM                               RECOMMENDED
---------------------------------------------------------------------------------------
HARDWARE   o   Pentium 112                         o   Pentium IV

           o   128 MB of RAM                       o   256MB of RAM or better

           o   Video Resolution 1024x768           o   Video Resolution 1024x768 or
               256-colors                              higher, True-color
---------------------------------------------------------------------------------------

SOFTWARE   o   Windows 2000                        o   Windows XP (SP2)

           o   Microsoft Internet Explorer 5.0     o   Microsoft Internet Explorer 6.0
               (SP2)                                   (SP2)

           o   Macromedia  Flash Player            o   Macromedia  Flash Player
               version 6                               version 7

           o   Browser must:                       o   Browser must:

                   o   allow ActiveX                      o   allow ActiveX
                       controls/plug-ins to                   controls/plug-ins to
                       install and run and be                 install and run and be
                       able to read/write to the              able to read/write to the
                       registry                               registry

                   o   be JavaScript enabled              o   be JavaScript enabled

                   o   accept cookies and                 o   accept cookies and
                       certificates                           certificates
---------------------------------------------------------------------------------------
NETWORK    o   56kbps modem connection to the      o   LAN with T1 WAN link for
               internet                                internet access
---------------------------------------------------------------------------------------

                            ADDITIONAL PRE-REQUISITES

      o Computers must be free of Spyware and Viruses prior to installation. If the computers are not free of Spyware and/or Viruses, SLM will attempt to clean the affected machine(s) at an hourly rate of $200 per Hour. SLM also reserves the right to subcontract these services.

      o Administrative access (Power User or higher) is required to install or upgrade the various components of the software. Standard User accounts will not be able to properly install and configure the software. After installation or upgrade is complete, Standard User permissions are sufficient to run the software.

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      o     If Pop-Up Blocker software is being used, it must be configured to
            Always Allow Pop-Ups from "www.slmbiz.com" and
            "www.thebrokerse-vantage.com". Additionally, if Content Advisor or any other web filtering software/firewalls are being used, the user must be granted full access to the above URLs.

      o Open Internet Explorer. Click the Tools menu and select Internet Options. In the dialog that appears, click on the Security tab, then select the Internet zone and click the Custom Level button at the bottom. Verify the following settings:

            ACTIVEX CONTROLS AND PLUG-INS

                  o     Automatic prompting for ActiveX controls: Enabled

                  o     Download signed ActiveX controls: Prompt

                  o     Run ActiveX controls and plug-ins: Enabled

                  o     Script ActiveX controls marked safe for scripting:
                        Enabled

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